UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 20, 2003

YAK COMMUNICATIONS (USA), INC.

(Exact name of registrant as specified in its charter)

Florida	0-33471	98-0203422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Town Centre Court, Suite 610
Toronto, Ontario, Canada	M1P 4X4
(Address of principal executive offices)	(Zip Code)

(416) 296-7111

(Registrant’s telephone number including area code)

Item 2. Acquisition or Disposition of Assets

On June 20, 2003, Yak Communications (Canada) Inc., the Company’s wholly-owned subsidiary (“Yak Canada”), acquired certain “next generation” telecommunications software from Consortio, Inc., a Delaware corporation and Convenxia Limited, a corporation organized under the laws of the United Kingdom (the “Sellers”), pursuant to the terms and conditions of a Software Acquisition Agreement. A copy of the Software Acquisition Agreement is included in this report as Exhibit 99.1. The aggregate purchase price for the software paid to the Sellers is $9,500,000 and is payable as follows: (a) $565,000 in cash was paid at the closing of the transaction; and (b) the balance of the purchase price is evidenced by promissory notes executed in favor of Consortio, Inc. In addition to the purchase of the software, Yak Canada entered a joint venture agreement with the Sellers regarding the sale of telecommunication services using the subject software. In connection with this transaction, Yak Canada was also issued a warrant to purchase up to 8% of the issued and outstanding common stock of Convenxia Limited.

On June 25, 2003, the Company issued a press release announcing the purchase of the software and the joint venture with Consortio, Inc. and Convenxia Limited.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1—Software Acquisition Agreement, dated as of June 20, 2003, by and between Yak Communications (Canada) Inc., Consortio, Inc. and Convenxia Limited.

Exhibit 99.2—Yak Communications (USA), Inc. Press Release dated June 25, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAK COMMUNICATIONS (USA), INC.

July 7, 2003	By:	/s/ CHARLES ZWEBNER
Charles Zwebner, President, Chief Executive Officer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description of Document

99.1	Stock Purchase Agreement, dated as of June 20, 2003, by and between Yak Communications (Canada) Inc., Consortio, Inc. and Convenxia Limited.

99.2	Yak Communications (USA), Inc. Press Release dated June 25, 2003

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